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                                                                  EXHIBIT 23.08

                           [SALOMON BROS LETTERHEAD]

  We hereby consent to the use of our opinion dated August 16, 1993, as Appendix F to the Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the merger of McCaw Cellular Communications, Inc. and American Telephone and Telegraph Company and to the references to our firm name under the captions "Summary--The Merger" and "THE MERGER--Background; Opinions of the Financial Advisors to the McCaw Special Committee and to the McCaw Board" in such Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Salomon Brothers Inc

                                                   /s/ Frank D. Yeary
                                          By __________________________________

February 1, 1994